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                                                                    Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southern BioSystems, Inc. 1993 Stock Option Plan and the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan of DURECT Corporation of our report dated February 9, 2001, with respect to the financial statements and schedule of DURECT Corporation included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young, LLP

Palo Alto, California
January 7, 2002